Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-19715, 33-25064, 33-25856, 33-33960, 33-38750,
33-38751, 33-45009, 33-60584, 33-60586, 33-72652) of Chips and Technologies,
Inc. of our report dated July 21, 1994 appearing on page 17 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 29 of the Annual Report on Form 10-K for the year ended June 30, 1994.

/s/  Price Waterhouse LLP
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Price Waterhouse LLP

San Jose, California
September 21, 1994